SEMCO  ENERGY,  INC.  DEFERRED  COMPENSATION  PLAN

                                   ARTICLE  I

                                     PURPOSE

     The purpose of the SEMCO Energy, Inc. Deferred Compensation Plan (hereinafter referred to as the "Plan") is to provide funds for retirement or death for certain executive and management employees (and their beneficiaries) of SEMCO Energy, Inc. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing such employees with a means to supplement their standard of living at retirement. This Plan is intended to qualify for the exemptions described in sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                                  ARTICLE  II

                                  DEFINITIONS

     For the purpose of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1 BENEFICIARY. "Beneficiary" means the person, persons, or entity designated by the Participant, or as provided in Article VIII, to receive any benefits payable under the Plan. Any Participant Beneficiary designation shall be made in a written instrument filed with the Committee and shall become effective only when received in writing by the Committee.

2.2     BOARD.  "Board"  means  the  Board  of  Directors  of SEMCO Energy, Inc.

2.3 COMMITTEE. "Committee" means the Deferred Compensation Committee appointed by the Compensation Committee of the Board.

2.4     COMPANY.  "Company"  means  SEMCO  Energy,  Inc.,  and its subsidiaries.

2.5 COMPENSATION. "Compensation" or "Total Compensation" means the Base Salary and Incentive Compensation payable to a Participant during the Plan Year.

     (a) BASE SALARY. "Base Salary" means all regular remuneration for services, other than such items as Incentive Compensation, payable by the Company to a Participant in cash during a Plan Year, but before reduction for amounts deferred pursuant to this Plan or any other Plan of the Company. The Committee shall determine whether a particular item of income consti-tutes Base Salary if a question arises.

     (b) INCENTIVE COMPENSATION. "Incentive Compensation" means any cash bonus paid to a Participant in a Plan Year.

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2.6     DECLARED  RATE.  "Declared  Rate" means the rate of interest or earnings
(positive or negative) to be credited to the Participant's deferral account. The participant shall choose, and indicate in his Participation Agreement, one of the four following investment indexes prior to the beginning of each Plan Year, and his deferral account shall be credited with interest or earnings (positive or negative) based on that index for the subsequent Plan Year.

(a) Choice One: S&P 500 RETURN INDEX. A monthly return equal to the return of the Standard & Poors 500 stock index, including dividends, for the applicable month as published by Callan Associates or other such source as determined by the Committee.

(b) Choice Two: STABLE VALUE RETURN INDEX. A monthly return equal to 115% of the return on short-term Treasury Bills for the applicable month as published by Callan Associates or other such source as determined by the Committee.

(c) Choice Three: BALANCED RETURN INDEX. A monthly return derived from the simple average of (1) the S&P 500 Return Index, and (2) the Stable Value Return Index.

(d) Choice Four: SEMCO PHANTOM STOCK INDEX. This "Index" is much different from the above 3 indices because earnings or losses in this Phantom Stock Index are based on the return that an investor would receive by purchasing only one kind of stock: being Common Stock of SEMCO Energy, Inc.

Actual shares of Common Stock are not purchased. Instead, earnings and losses are determined as though all deferred Compensation credited to your deferral account were used to purchase Common Stock at the price, at the time and otherwise in the manner consistent with the Company's Direct Stock Purchase and Dividend Reinvestment Plan ("DRIP"). This phantom purchase will occur at the earliest DRIP investment date after the amount is credited to your account. Thus, your account will be invested in "Phantom Stock".

Further, your deferral account will be credited with additional shares of Phantom Stock at the time and otherwise in the manner that an equal number of actual shares of Common Stock would be credited to your account if your account held actual Common Stock reinvesting dividends in the DRIP.

2.7 DEFERRAL BENEFIT. "Deferral Benefit" means the benefit payable to a Participant or Participant's Beneficiary on Participant's retirement, death, disability, or termination of employment as calculated in Article VII hereof.

2.8 DEFERRED BENEFIT ACCOUNT. "Deferred Benefit Account" means the accounts maintained on the books of account of the Company for each Participant pursuant to Article VI. A separate Deferred Benefit Account shall be maintained for each Participant. A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

2.9 DETERMINATION DATE. "Determination Date" means the date as of which the amount of a Participant's Deferred Benefit Account is determined as provided in
Article VI hereof. The last day of each calendar month shall be a Determination Date.

2.10 DISABILITY. "Disability" or "Disabled Participant" means a physical or mental condition of a Participant resulting in a determination of disability for purposes of receiving benefits under the Company's Long Term Disability Plan.

2.11 PARTICIPANT. "Participant" means any individual who is deemed eligible by the Committee to participate in this Plan and who elects to participate by filing a Participation Agreement as provided in Article IV.

2.12 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement filed by a Participant prior to the beginning of the first period for which any of the Participant's Compensation is to be deferred pursuant to the Plan. A form of such Participation Agreement is attached hereto.

2.13 PLAN YEAR. "Plan Year" means a twelve month period commencing January 1 and ending the following December 31. The first Plan Year shall commence on October 1, 1999 and terminate on December 31, 1999.

2.14 RETIREMENT DATE. "Retirement Date" means the first day of the month coincidental with or next following a Participant's actual retirement under the SEMCO Energy, Inc. Non-Union Retirement Plan.

2.15 SPOUSE. "Spouse" means a Participant's wife or husband who was lawfully married to the Participant at the time of the Participant's death or a determination of Participant's incompetency under paragraph 10.8.


                                    ARTICLE  III

                                   ADMINISTRATION

3.1 DEFERRED COMPENSATION COMMITTEE: DUTIES. This plan shall be administered by the Committee. Members of the Committee may be Participants under this Plan. The Committee shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretation of this Plan, as may arise in connection with the Plan.

3.2 BINDING EFFECT OF DECISION. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive, and binding upon all persons having any interest in the Plan, unless a written appeal is received by the Committee within sixty days of the disputed action. The appeal will be reviewed by the Committee and the decision of the Committee shall be final, conclusive, and binding on the Participant and all persons claiming by, through, or under the Participant.


                                   ARTICLE  IV

                                  PARTICIPATION

4.1 PARTICIPATION. Participation in the Plan shall be limited to the class of those key employees selected by the Committee who elect to participate in the Plan by filing a Participation Agreement with the Committee. A Participation Agreement must be filed prior to December 15 immediately preceding the Plan Year in which the Participant's participation under the Agreement will commence; provided, however, that the Committee may establish a later date in December for filing a Participation Agreement when a change to the form of that Agreement makes a later date appropriate. The election to participate shall be effective on the first day of the Plan Year following receipt by the Committee of a properly completed and executed Participation Agreement.

     With respect to the first Plan Year of the Plan or with respect to an individual hired or promoted during a Plan Year who thereby becomes eligible to participate herein, an initial Participation Agreement may be filed within thirty days of the Committee's notification to Participant of eligibility to participate. Such election to participate shall be effective no earlier than the first day of the pay period following the Committee's receipt thereof.

4.2 MINIMUM AND MAXIMUM DEFERRAL AND LENGTH OF PARTICIPATION. A Participant may elect in a Participation Agreement to defer a portion of Participant's Base Salary or Incentive Compensation. The minimum and maximum amounts that may be deferred under a Participa-tion Agreement shall be as follows:

                                   Minimum  Deferral          Maximum  Deferral
                                   -----------------          -----------------

     With respect to Base          2% of Base Salary          50% of Base Salary
     Salary  Deferrals

     With  respect  to             25% of Incentive           100% of Incentive
     Incentive  Compensation       Compensation               Compensation

     (a) With respect to Base Salary deferrals, the deferral percentage elected in a Participation Agreement shall be applied to the Participant's Base Salary as established for the first pay period of the Plan Year to which the Participation Agreement applies, and the resulting dollar amount shall be the amount of Base Salary that will be deferred in each pay period over the Plan Year.

          Deferrals shall commence with the Plan Year immediately following the Plan Year in which the respective Participation Agreement is filed; provided, however, that an initial Participation Agreement which is effective other than on January 1 of a Plan Year shall apply to the remainder of the Plan Year and to the following Plan Year as set forth above.

     (b) With respect to Incentive Compensation deferrals, the deferral percentage selected in a Participation Agreement shall apply to the Participant's Incentive Compensation to be paid in the Plan Year immediately following receipt of the Participation Agreement.

     (c) A Participant's election to defer Compensation shall be irrevocable upon the filing of the respective Participation Agreement; provided, however, that the deferral of Compensation under any Participation Agreement may be suspended or amended as provided in paragraphs 7.4, 7.8, 9.1, or as further described in this paragraph.

4.3 ADDITIONAL PARTICIPATION AGREEMENT. A Participant may enter into a new Participation Agreement by filing a Participation Agreement with the Committee prior to December 15 of any calendar year, stating the amount that the Participant elects to have deferred. The new agreement shall be effective only as to Compensation paid in Plan Years beginning after the last day of the Plan Year in which the respective agreement is filed with the Committee. A new Participation Agreement is subject to all of the provisions and requirements set forth in paragraph 4.2.


                                    ARTICLE  V

                              DEFERRED  COMPENSATION

5.1 ELECTIVE DEFERRED COMPENSATION. The amount of Compensation that a Participant elects to defer in a Participation Agreement executed by the Participant with respect to each Plan Year of participation in the Plan shall be credited by the Company to the Participant's Deferred Benefit Account throughout each Plan Year as the Participant is paid the non-deferred portion of Compensation for such Plan Year. The amount credited to a Participant's Deferred Benefit Account shall equal the amount deferred. To the extent that the Company is required to withhold any taxes or other amounts from an employee's deferred wages pursuant to any state, federal, or local law, such amounts shall be taken out of the Participant's Compensation which is not deferred under this Plan.

5.2 EFFECT ON OTHER PLANS. To the extent to which deferrals by a Participant under this Plan cause a reduction in pension benefits for a Participant under the SEMCO, Inc. Non-Union Retirement Plan, the Company shall provide supplementary benefits to the extent of such reduction. The amount of such reduction shall be determined, as of the time of the Participant's termination of employment or retirement under said Retirement Plan, by said Plan's administrator based upon the form of pension benefit applicable to such Participant, which determination shall be binding and conclusive on such participant.

     To the extent to which deferrals by a Participant under this Plan cause a reduction in matching contributions made by the Company on behalf of the Participant under the SEMCO Energy, Inc. 401(k) Plan, the Company shall credit the amount of any such reduction to the Participant's Deferred Benefit Account under this Plan. Such amount will be credited as of the December 31 of the year in which such reduction of contributions occurs, or upon termination of employment, if earlier.

     The Company shall compute life insurance and disability benefits under any Company plan based on Compensation without reduction for amounts deferred under this Plan.

5.3 Vesting of Deferred Benefit Account. A Participant shall be 100% vested in the Participant's Deferred Benefit Account.


                                   ARTICLE  VI

                            DEFERRED  BENEFIT  ACCOUNT

6.1 DETERMINATION OF ACCOUNT. Each Participant's Deferred Benefit Account as of each Determination Date shall consist of (1) the balance of the Participant's Deferred Benefit Account as of the immediately preceding Determination Date, plus (2) the Participant's elective deferred Compensation withheld since the immediately preceding Determination Date pursuant to paragraph 5.1, less (3) the amount of all distributions, if any, made from such Deferred Benefit Account since the preceding Determination Date, plus or minus
(4)  any interest or earnings adjustment as determined under paragraph 6.2, plus
(5) a credit for any reduced 401(k) plan matching contributions as described under paragraph 5.2. In addition, the amount of any benefits foregone under the Retirement Plan as described in paragraph 5.2 shall also be included in determining the value of the Deferred Benefit Account upon termination of employment.

6.2 CREDITING OF ACCOUNT. As of each Determination Date, the Participant's Deferred Benefit Account shall be adjusted by the amount of interest or earnings computed since the preceding Determination Date. This adjustment shall be based on the Declared Rate as defined in paragraph 2.6 or as determined under paragraph 7.5(a)(2) as applicable. Any such adjustment shall be based on the average of the month end and month beginning balances excluding this adjustment.

6.3 STATEMENT OF ACCOUNTS. The Company shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Company deems desirable, setting forth the balance to the credit of each Participant's Deferred Benefit Account as of the last day of such Plan Year.


                                 ARTICLE  VII

                                   BENEFITS

7.1 BENEFIT FOR RETIREMENT OR TERMINATION OF EMPLOYMENT. Subject to paragraph 7.6 below, upon a Participant's retirement after reaching the Retirement Date, or any termination of employment for reasons other than death or disability, the Participant shall be entitled to a Deferral Benefit equal to the amount of Participant's Deferred Benefit Account determined under paragraphs
6.1 and 6.2 hereof as of the Determination Date coincidental with or immediately following such event.

7.2 DEATH. Upon the death of a Participant, such Participant's Beneficiary shall receive a Deferral Benefit equal to the remaining balance in such Participant's Deferred Benefit Account.

     The  Deferral Benefit shall be payable as provided for in paragraph 7.5(a).

     The Deferral Benefit provided above shall be in lieu of all other benefits under this Plan.

7.3 DISABILITY. In the event of Disability, as defined in paragraph 2.10, while employed by the Company, payments shall commence upon attainment of the Participant's Normal Retirement Date in the form specified in paragraph 7.5(a)(2) over a period from 2 to 360 months. Before payments commence under the preceding sentence, a Disabled Participant may elect: (i) to accelerate commencement of the payments until the date not earlier than 60 days after the onset of Disability, and/or (ii) to change the form of payment to another form permitted under paragraph 7.5(a).

7.4 SUSPENSION OF PARTICIPATION/DISTRIBUTION/FAILURE TO CONTINUE PARTICIPATION. The Committee, in its sole discretion, may suspend the deferral of a Participant's Base Salary during a Plan Year, and may also authorize a lump sum distribution from the Participant's Deferred Benefit Account, upon the advance written request of a Participant on account of financial hardship suffered by that Participant. A Participant must file any request for such suspension or distribution on or before the 15th day preceding the regular payday on which the suspension or distribution is to take effect. Incentive Compensation deferrals may not be suspended during the Plan Year.

     Financial hardship shall mean an unexpected need for cash resulting from conditions in the nature of any of the following:

     (a) An accident, illness, or disability suffered by a Participant or a family member or dependent;

     (b) A casualty or theft loss suffered by a Participant or a family member or dependent;

     (c) The rendering of a judgment against a Participant or a family member or dependent;

     (d) A sudden financial reversal or curtailment of income experienced by a Participant or a family member or dependent; or,

     (e)     The  transfer  of  a  Participant's  place  of  employment.

     The suspension of any deferrals under this paragraph shall not affect amounts deferred with respect to periods prior to the effective date of the suspension except as otherwise permitted by the Committee.

     In the event the Participant ceases to remain a member of the class of employees who are eligible to participate in the Plan, the Participant may elect to suspend the amount of any remaining deferral commitment in the same manner as described for other suspensions in the paragraph, except that Committee approval shall not be required.

7.5     FORM  OF  BENEFIT  PAYMENT.

     (a) Upon retirement, death, or termination of employment, the Company shall pay to the Participant or Participant's Beneficiary the balance in the Participant's Deferred Benefit Account in one of the following forms, as elected in the Participation Agreement filed by the Participant:

          (1)     A  lump  sum  payment.

          (2) A monthly payment of a fixed amount which shall amortize the Deferred Benefit Account balance in equal monthly payments of principal and interest over a period from 2 to 360 months. For purposes of determining the amount of the monthly payment, the rate of interest shall be the average of the Stable Value Return Index for the shorter of (i) the last five (5) Plan Years preceding the initial monthly installment payment, or (ii) the actual number of Plan Years of participation by the Participant.

     (b) A Participant may change the form in which benefits shall be paid by filing a new Participation Agreement indicating such change any time prior to the date payments are to commence. Such new Participation Agreement may not change the provisions of any previous Participation Agreement to which it related for purposes of complying with the provisions of paragraphs 4.2 and 4.3 relating to the minimum and maximum deferrals and duration of the Participation Agreement. No such new Participation Agreement shall change the amount elected to be deferred in a prior Participation Agreement.

     (c) In the absence of a Participant's election under subparagraph 7.5(a), benefits shall be paid in the form specified in subparagraph 7.5(a)(2) over a 180-month period. In the event of a Disabled Participant, payment shall be in the form described in paragraph 7.3.

7.6 WITHHOLDING: PAYROLL TAXES. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld from any employee's wages for the federal or any state or local government.

7.7 COMMENCEMENT OF PAYMENTS. Commencement of payments under this Plan shall begin within sixty days following receipt of notice by the Committee of any event which entitles a Participant (or a Beneficiary) to payments under this Plan, or at such earlier date as may be determined by the Company. All payments shall be made as of the first day of the month.

7.8 EARLY DISTRIBUTION OF DEFERRED ACCOUNT BALANCE. A participant who remains employed by the Company may elect to receive a distribution of all or any part of the Participant's Account Balance prior to the date(s) of distribution specified in the Participant's Participation Agreement(s). Each Participant shall be limited to one such distribution per calendar year. Such election, however, will involve a substantial penalty, as each such distribution from the Participant's Deferred Benefit Account made under this provision shall be reduced by a penalty equal to six percent (6%) of the total amount of the distribution. The amount of the penalty shall be forfeited by the Participant. In addition, the Participant must continue to defer Compensation subsequent to such withdrawal in accordance with the Participant's election and will not be permitted to elect to defer Compensation attributable to the calendar year subsequent to the calendar year of the distribution.


                                  ARTICLE  VIII

                             BENEFICIARY  DESIGNATION

8.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be made in the event of Participant's death prior to complete distribution of the benefits due to the Participant under the Plan. In any beneficiary dies while receiving payments, the remaining value of future payments will be paid in a lump sum to the decedent's estate.

8.2 AMENDMENTS. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Committee. The filing of a new Beneficiary Designation form will cancel all Beneficiary designations previously filed.

8.3 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the participant, then the Participant's designated Beneficiary shall be deemed to be the surviving Spouse. Otherwise, the value of the Participant's account shall be paid as a lump sum to the Participant's personal representative (executor or administrator).

8.4 EFFECT OF PAYMENT. The payment to the deemed Beneficiary shall completely discharge the Company's obligations under this Plan.


                                  ARTICLE  IX

                     AMENDMENT  AND  TERMINATION  OF  PLAN

9.1 AMENDMENT. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to decrease or restrict any Deferred Benefit Account at the time of such amendment or reduce any additional benefits provided under paragraph 5.2. In the event the Plan is amended, the Participation Agreement shall be subject to the provisions of such amendment as if set forth in full therein, without further action or amendment to the Participation Agreement. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, as amended from time to time.

9.2 COMPANY'S RIGHT TO TERMINATE. The Board may at any time terminate the Plan with respect to new elections to defer if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company. The Board may also terminate the Plan in its entirety at any time, and upon any such termination, all Participants under the Plan shall be paid the balance in their Deferred Benefit Accounts in a lump sum, or over such period of time as determined by the Board.

9.3 PREMATURE PLAN TERMINATIONS AND PREMATURE DISTRIBUTIONS. The Committee shall have the right (but shall not be obligated) to require premature Plan termination and premature Plan distributions to Participants, as outlined in paragraph 9.2, upon the occurrence of any of the following conditions or events:

     (a) If any rating on any debt securities of the Company, as rated by Moody's or Standard & Poor's, is downgraded to a rating lower than that rating as of the date of this Plan;

     (b) If the shareholders of the Company approve the merger or consolidation of the Company with or into any other corporation (other than a corporation wholly-owned by the Company immediately prior to such event) or the acquisition of substantially all of the business or assets of the Company by any other person or entity (other than a corporation wholly-owned by the Company immediately prior to such event);

     (c) If a change occurs in the Board of Directors of the Company whereby Directors comprising a majority of the Board of Directors immediately prior to such change do not continue to comprise such a majority immediately after such change, provided that incremental and/or related changes (including but not limited to resignations from the Board of Directors) which occur within a relatively brief period of time shall be considered to be but a single change for purposes of this Subparagraph;

     (d) If, as a result of any tender offer or otherwise, any person or entity or affiliated group becomes the beneficial or record owner of more than 10% of the outstanding voting securities of the Company; or

     (e) If, in the Board's sole judgment and discretion, a change in circumstances has occurred (including but not limited to a change in taxation laws or regulations, securities laws or regulations, accounting requirements or the events in Subparagraphs (a), (b), (c), and (d) of this Paragraph 9.3) which causes the Plan to be undesirable to a significant portion of the Participants.

                                   ARTICLE  X

                                 MISCELLANEOUS

10.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

10.2 NON-ASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.3 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or Participant's Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge Participant at any time.

10.4 PROTECTIVE PROVISIONS. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder.

10.5 GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Michigan.

10.6 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns.

10.7     EFFECTIVE  DATE.  This  Plan  shall  become  effective as of October 1,
1999.

10.8 INCOMPETENT. In the event that it shall be found upon evidence satisfactory to the Committee that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to care for such Participant's or such Beneficiary's affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Company, to the Spouse or other person deemed by the Committee to have incurred any expense for such Participant or a Beneficiary. Any such payment shall be a payment for the account of the Participant or a Beneficiary and shall be a complete discharge of any liability of the Company therefor.



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Participant's  Signature                      Date



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Committee  Acknowledgement                    Date